                            SULLIVAN & WORCESTER LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 338-2800
                              FAX NO. 617-338-2880
      IN WASHINGTON, D.C.
 1025 CONNECTICUT AVENUE, N.W.                            IN NEW YORK CITY
     WASHINGTON, D.C. 20036                               767 THIRD AVENUE
         (202) 775-8190                               NEW YORK, NEW YORK 10017
      FAX NO. 202-293-2275                                 (212) 486-8200
                                                        FAX NO. 212-758-2151


                                                           Boston
                                                           December 23, 1999


The Trustees of Prudential
  Municipal Series Fund
c/o Prudential Investments Fund Management LLC
Three Gateway Center
Newark, New Jersey  07102-4077

     Re:  Post-Effective Amendment to Registration Statement on Form N-1A
          ---------------------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law in connection with the filing by Prudential Municipal Series Fund, a Massachusetts trust with transferable shares (the "TRUST"), of Post-Effective Amendment No. 39 to the Trust's Registration Statement on Form N-1A (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Registration No. 2-91216, and Amendment No. 40 to the Trust's Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-4023 (collectively, the "AMENDMENT").

     We have acted as Massachusetts counsel to the Trust in connection with the preparation of the Amendment and the authorization by the Trustees of the Trust of the issuance and sale of the shares of beneficial interest, $.01 par value, of the Trust (the "SHARES") which are to be registered pursuant to the Amendment. In this connection we have examined and are familiar with the Amended and Restated Declaration of Trust dated August 17, 1994 of the Trust, amending and restating the original Declaration of Trust dated May 18, 1984 under which the Trust was established, as amended by amendments filed with the Secretary of the Commonwealth of Massachusetts on December 1, 1995, October 30, 1996, November 22, 1996 and October 30, 1998, the Bylaws of the Trust, the Amendment, substantially in the form in which it is to be filed with the Securities and Exchange Commission (the "SEC"), the most recent forms of the Prospectus (the "PROSPECTUS") and the Statement of Additional Information (the "SAI") included in the Trust's Registration Statement on Form N-1A, the actions of the Trustees to organize the Trust and to authorize the issuance of the Shares, certificates of Trustees and officers of the Trust and of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed

The Trustees of Prudential
  Municipal Series Fund
December 23, 1999
Page 2

herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of The Commonwealth of Massachusetts:

     1. The Trust has been duly organized and is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Trust is authorized to issue an unlimited number of Shares; the Shares to be registered pursuant to the Amendment have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

     3. The Shares, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, fully paid and nonassessable by the Trust.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We hereby consent to the reference to us in the Prospectus, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/Sullivan & Worcester LLP

                                        SULLIVAN & WORCESTER LLP